EXHIBIT 10.8

Certification of Use of Proceeds

To CFS and Ms. Sherry Li:

Our company and all of its shareholders hereby certify that all the proceeds transferred from CFS will be deposited into the company’s account and primarily used for the acquisitions of certain entities currently owned by Daxinganling Forestry Bureau.

Liaoning Shengsheng Biotechnology Co., Ltd.

[Corporate Stamp]
February 12, 2010

By: Baoquan Wang